UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 8, 2013

LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
Tysons Corner, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2013, the Board of Directors of Lightbridge Corporation (the “Company”) appointed Ms. Kathleen Kennedy Townsend as a member of the Board of Directors of the Company, and accepted the resignation of Mr. Jack Ladd as a member of the Board of Directors.

Appointment of Director

Kathleen Kennedy Townsend

Ms. Townsend is currently a director at The Rock Creek Group, a Washington, D.C. based investment advisor founded by the former treasurer of the World Bank. From 1995 to 2003, Ms. Townsend served as Lieutenant Governor of the State of Maryland, during which had responsibility for a multibillion-dollar budget and oversight of major cabinet departments. Before her 1995 election, Ms. Townsend served as Deputy Assistant Attorney General of the United States. Earlier in her career, Ms. Townsend served as the founder and director of the Maryland Student Service Alliance. Ms. Townsend serves on a number of non-profit boards, including as chairman of the Institute for Human Virology at the University of Maryland, and as a member of the boards of the John F. Kennedy Library Foundation, the Points of Light Foundation, National Catholic Reporter, and the Character Education Partnership. Ms. Townsend is also a member of the Council on Foreign Relations.

Ms. Townsend is an honors graduate of Harvard University, and earned her law degree from the University of New Mexico. She has received 12 honorary degrees. A member of the bar in Maryland, Connecticut and Massachusetts, she is also a certified broker-dealer and author.

The Board of Directors of the Company has determined that Ms. Townsend is “independent” as that term is defined under the NASDAQ listing standards. Ms. Townsend will serve as Chairman of the Company’s Audit Committee and as a member of the Company’s Compensation Committee and Governance and Nominating Committee.

Resignation of Director

On October 8, 2013, Jack Ladd resigned as a member of the Board of Directors of the Company, effective immediately. Mr. Ladd’s resignation was not in connection with any known disagreement with the Company on any matter.

As of the date of his resignation, Mr. Ladd will serve as a Senior Advisor to the Company.

A copy of this report has been provided to Mr. Ladd, and he has been provided with the opportunity to furnish a letter addressed to the Company stating whether he agrees with the statements made in this report, and if not, stating the respects in which he does not agree. Mr. Ladd has not delivered any such letter to the Company.

Item 7.01	Regulation FD Disclosure.

On October 8, 2013, the Company issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Ms. Townsend as a member of the Company’s Board of Directors. Exhibit 99.1 is incorporated into this Item 7.01 by reference in its entirety.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the "Securities Act"), except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated October 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2013

LIGHTBRIDGE CORPORATION

By: /s/ Seth Grae
Seth Grae
President and Chief Executive Officer